As filed with the Securities and Exchange Commission on July 14, 2010

Registration No. 333-159019

Registration No. 333-152893

Registration No. 333-145196

Registration No. 333-132256

Registration No. 333-123782

Registration No. 333-123211

Registration No. 333-120888

Registration No. 333-113275

Registration No. 333-103493

Registration No. 333-82168

Registration No. 333-82166

Registration No. 333-55450

Registration No. 333-32574

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-159019

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-152893

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-145196

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-132256

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-123782

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-123211

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-120888

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-113275

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-103493

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-82168

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-82166

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-55450

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-32574

UNDER

THE SECURITIES ACT OF 1933

SYMYX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0397908
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1263 East Arques Avenue Sunnyvale, California	94085
(Address of Principal Executive Offices)	(Zip Code)

Symyx Technologies, Inc. 1996 Stock Plan

Symyx Technologies, Inc. 1997 Stock Plan

Symyx Technologies, Inc. 1999 Employee Stock Purchase Plan

Symyx Technologies, Inc. 2001 Nonstatutory Stock Option Plan

Symyx Technologies, Inc. 2007 Stock Incentive Plan, as amended

Synthematix, Inc. Amended and Restated 2000 Equity Compensation Plan

IntelliChem, Inc. 2003 Stock Option Plan

(Full titles of the plans)

Michael A. Piraino

Chief Financial Officer, Vice President and Treasurer

Symyx Technologies, Inc.

1263 East Arques Avenue

Sunnyvale, CA 94085

(408) 764-2000

(Name and address of agent for service)

(858) 799-5000

(Telephone number, including area code, of agent for service)

Copies to:

Carl Sanchez, Esq.

Paul, Hastings, Janofsky & Walker LLP

4747 Executive Drive, 12th Floor

San Diego, CA 92121

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of Symyx Technologies, Inc. (the “Company”) on Form S-8 (collectively, the “Registration Statements”):

1.	Registration Statement No. 333-159019, registering 1,005,793 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) under the Company’s 1999 Employee Stock Purchase Plan (the “1999 Plan”) and previously filed with the Securities and Exchange Commission (“SEC”) on May 6, 2009;

2.	Registration Statement No. 333-152893, registering 4,700,000 shares of Common Stock under the Company’s 2007 Stock Incentive Plan (the “2007 Plan”), as amended, and previously filed with the SEC on August 8, 2008;

3.	Registration Statement No. 333-145196, registering 7,757,258 shares of Common Stock under the 2007 Plan and previously filed with the SEC on August 7, 2007;

4.	Registration Statement No. 333-132256, registering 1,327,765 shares of Common Stock under the Company’s 1997 Stock Plan (the “1997 Plan”) and 331,941 shares of Common Stock under the 1999 Plan, previously filed with the SEC on March 7, 2006, and amended by Post-Effective Amendment No. 1 filed with the SEC on August 7, 2007;

5.	Registration Statement No. 333-123782, registering 23,876 shares of Common Stock under the Synthematix, Inc. Amended and Restated 2000 Equity Compensation Plan and previously filed with the SEC on April 4, 2005;

6.	Registration Statement No. 333-123211, registering 1,299,384 shares of Common Stock under the 1997 Plan and 324,846 shares of Common Stock under the 1999 Plan and previously filed with the SEC on March 9, 2005;

7.	Registration Statement No. 333-120888, registering 44,126 shares of Common Stock under the IntelliChem, Inc. 2003 Stock Option Plan and previously filed with the SEC on December 1, 2004

8.	Registration Statement No. 333-113275, registering 1,264,404 shares of Common Stock under the 1997 Plan and 316,101 shares of Common Stock under the 1999 Plan and previously filed with the SEC on March 4, 2004;

9.	Registration Statement No. 333-103493, registering 1,236,820 shares of Common Stock under the 1997 Plan and 309,205 shares of Common Stock under the 1999 Plan and previously filed with the SEC on February 27, 2003;

10.	Registration Statement No. 333-82168, registering 1,224,558 shares of Common Stock under the 1997 Plan and 306,139 shares of Common Stock under the 1999 Plan and previously filed with the SEC on February 5, 2002;

11.	Registration Statement No. 333-82166, registering 1,000,000 shares of Common Stock under the Company’s 2001 Nonstatutory Stock Option Plan and previously filed with the SEC on February 5, 2002;

12.	Registration Statement No. 333-55450, registering 1,205,542 shares of Common Stock under the 1997 Plan and 301,385 shares of Common Stock under the 1999 Plan and previously filed with the SEC on February 13, 2001; and

13.	Registration Statement No. 333-32574, registering 153,478 shares of Common Stock under the Company’s 1996 Stock Plan, 4,743,417 shares of Common Stock under the 1997 Plan, and 596,385 shares of Common Stock under the 1999 Plan and previously filed with the SEC on March 15, 2000;

On July 1, 2010, pursuant to an Agreement and Plan of Merger and Reorganization, dated April 5, 2010 (the “Merger Agreement”), by and among the Company, Accelrys, Inc., a Delaware corporation (“Accelrys”), and Alto Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Accelrys (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Accelrys (the “Merger”).

As a result of the Merger, the Company has terminated any offering of the Company’s securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 13, 2010.

SYMYX TECHNOLOGIES, INC.

By:	/S/ MICHAEL A. PIRAINO
Michael A. Piraino
Chief Financial Officer, Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ MAX CARNECCHIA Max Carnecchia	President and Chief Executive Officer (Principal Executive Officer)	July 13, 2010

/S/ MICHAEL A. PIRAINO Michael A. Piraino	Chief Financial Officer, Vice President and Treasurer (Principal Accounting and Financial Officer)	July 13, 2010

/S/ DAVID R. MERSTEN David R. Mersten	Sole Director	July 13, 2010

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